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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 13, 2007
SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 13, 2007, the Company’s Board of Directors expanded the size of the Board of Directors to six members and elected General John P. Jumper, effective immediately, to fill the newly-created vacancy as a Class III director (term expiring at the 2010 annual meeting of shareholders). General Jumper has not been appointed to any of the Board Committees. General Jumper retired from the United States Air Force effective November 1, 2005 after a 39-year military career. His last position was Air Force Chief of Staff, the senior uniformed Air Force officer responsible for the organization, training and equipping of more than 700,000 active-duty, Air National Guard, Air Force Reserve and civilian forces serving in the United States and overseas. As a member of the Joint Chiefs of Staff, General Jumper functioned as a military advisor to the Secretary of Defense, National Security Council and the President of the United States. Between February 2000 and September 2001, General Jumper was the Commander of Headquarters Air Combat Command. General Jumper has commanded an F-16 fighter squadron and two fighter wings, accumulating more than 5,00 flying hours, including more than 1,400 combat hours in Vietnam and Iraq. General Jumper serves on the Board of Directors of Goodrich Corporation (NYSE: GR), TechTeam Global, Inc. (Nasdaq: TEAM), Jacobs Engineering Group Inc. (NYSE: JEC) and SAIC, Inc (NYSE: SAI). He also serves as director of several private companies and as an advisor and independent consultant to several technology companies. General Jumper holds a bachelor’s degree in electrical engineering from the Virginia Military Institute and an MBA from Golden Gate University in San Francisco.
     There are no arrangements or understandings between General Jumper and any other persons pursuant to which General Jumper was selected as a director. General Jumper does not have a direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant and the amount involved exceeds $120,000, nor has General Jumper had a direct or indirect material interest in any such transactions since the beginning of the Company’s last fiscal year.
     In connection with his election as a director, the Company’s Compensation Committee granted General Jumper a 10-year option, effective June 18, 2007, under the 2005 Stock Incentive Plan to purchase 10,000 common shares at an exercise price equal to the closing market price of the common shares on June 18, 2007 and vesting in equal cumulative annual installments over five years beginning one year after the date of grant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2007	SOMANETICS CORPORATION (Registrant)
	By:	/s/ Mary Ann Victor
Mary Ann Victor

Its: Vice President and Chief Administrative Officer and Secretary